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EXHIBIT 10.53

FLOWSERVE CORPORATION SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

        The Flowserve Corporation Supplemental Executive Retirement Plan ("Plan") is set forth below. The Plan is sponsored by Flowserve Corporation for executive officers and is exempt from the participation, vesting, funding and fiduciary requirements of Title I of the Employee Retirement Income Security Act of 1974 ("ERISA").

ARTICLE I—PURPOSE

        1.1    Purpose of the Plan.    The primary purpose of the Company in establishing this Plan is to provide additional retirement benefits to Eligible Executives.

ARTICLE II—DEFINITIONS

        2.1    Definitions.    Whenever used in the Plan, the following terms shall have the respective meanings set forth below:

  (a)
  "Board" or "Board of Directors" means the Board of Directors of the Company.

  (b)
  "Change in Control" shall mean any change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934 (the "Exchange Act") excluding any transaction described in Section 2.1(b) (i)-(iv) below that is specifically determined thereunder not to constitute a Change in Control. Without limitation, such a Change in Control shall be deemed to have occurred upon the occurrence of any of the following:

  (i)
  Any "Person" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act), other than the Company or its Affiliates, becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of 20% or more of either: (a) the then outstanding common shares of the Company (the "Outstanding Shares") or (b) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Voting Securities"); provided, however, that such beneficial ownership shall not constitute a Change in Control if it occurs as a result of any of the following acquisitions of securities: (1) any acquisition directly from the Company, (2) any acquisition by the Company or any corporation, partnership, trust or other entity controlled by the Company (a "Subsidiary"), (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary or (4) any acquisition by any corporation pursuant to a reorganization, merger or consolidation, if, following such reorganization, merger or consolidation, the conditions described in clauses (a) or (b) of Section 2.1(b)(iii) are satisfied. Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the "Subject Person") became the beneficial owner of 20% or more of the Outstanding Shares or Voting Securities as a result of the acquisition of Outstanding Shares or Voting Securities by the Company, including any affiliates defined in clauses (i)(b)(2) or (i)(b)(3) of this Section 2.1(b), which, by reducing the number of Outstanding Shares or Voting Securities, increases the proportional number of shares beneficially owned by the Subject Person; provided, that if a Change in Control would be deemed to have occurred (but for the operation of this sentence) as a result of the acquisition of Outstanding Shares or Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the beneficial owner of any additional Outstanding Shares or Voting Securities which increases the percentage of the Outstanding Shares or Voting Securities beneficially owned by the Subject Person, then a Change in Control shall then be deemed to have occurred; or

    (ii)
    Individuals who constitute the Board (the "Incumbent Board") cease for any reason except for the death, disability, or ineligibility of the director to seek re-election to the Board as a result of term or age limitations, to constitute at least two-thirds (2/3) of the Board within any consecutive twenty-four month (24) period; provided, however, that any individual becoming a director subsequent to the date of the beginning of such twenty-four (24) month period whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least two-thirds of the elected directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board, including by reason of agreement intended to avoid or settle any such actual or threatened contest or solicitation; or

    (iii)
    The consummation of a reorganization, merger or consolidation, in each case, unless, following such reorganization, merger or consolidation, (a) more than 50% of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation (or any parent thereof) and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Shares and Voting Securities immediately prior to such reorganization, merger or consolidation, in substantially the same proportions as their ownership immediately prior to such reorganization, merger or consolidation of such Outstanding Shares and Voting Securities, as the case may be, or (b) (1) officers of the Company as of the effective date of such reorganization, merger or consolidation constitute at least three-quarters (3/4) of the officers of the ultimate parent Company of the corporation resulting from such reorganization, merger or consolidation, (2) elected members of the Board of Directors of the Company as of the effective date of such reorganization, merger or consolidation constitute at least three-quarters (3/4) of the board of directors of the ultimate parent Company of the corporation resulting from such reorganization, merger or consolidation and (3) the positions of Chairman of the board of directors, the Chief Executive Officer and the President of the corporation resulting from such reorganization, merger or consolidation are held by individuals with the same positions at the Company as of the effective date of such reorganization, merger or consolidation; or

    (iv)
    The consummation of the sale, lease, exchange or other disposition of all or substantially all of the assets of the Company, unless such assets have been sold, leased, exchanged or disposed of to a corporation with respect to which following such sale, lease, exchange or other disposition (i) more than 50% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation (or any parent thereof) entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Shares and Voting Securities immediately prior to such sale, lease, exchange or other disposition in substantially the same proportions as their ownership immediately prior to such sale, lease, exchange or other disposition of such

      Outstanding Shares and Voting Securities, as the case may be, (ii) no Person (excluding the Company and any employee benefit plan (or related trust) of the Company or a Subsidiary of the Company or a subsidiary thereof or any Person beneficially owning, immediately prior to such sale, lease, exchange or other disposition, directly or indirectly, 20% or more of the Outstanding Shares or Voting Securities, as the case may be) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of such corporation (or any parent thereof) and the combined voting power of the then outstanding voting securities of such corporation (or any parent thereof) entitled to vote generally in the election of directors and (iii) at least two-thirds (2/3) of the members of the board of directors of such corporation (or any parent thereof) were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale, lease, exchange or other disposition of assets of the Company.

      Notwithstanding anything to the contrary in this Section 2.1(b) and without limitation, the Incumbent Board may, in its sole discretion, determine that a Change in Control has occurred under circumstances other than those contemplated by this Section 2.1(b). In such circumstances, a Change in Control will be deemed to have occurred through a vote by two-thirds (2/3) of the Incumbent Board to approve a motion declaring such a Change in Control has occurred.

  (c)
  "Committee" means the Compensation Committee of the Board of Directors of the Company.

  (d)
  "Company" means Flowserve Corporation and any subsidiary participating in the Qualified Plan.

  (e)
  "Compensation" means base salary plus annual incentive pay.

  (e)
  "Effective Date" means July 1, 1999.

  (f)
  "Eligible Executive" means any person who is (A) a participant in the Qualified Plan; (B) an executive officer of the Company; and (C) designated by the Committee to participate in the Plan.

  (g)
  "Predecessor Plan" means either the Flowserve Corporation Benefit Equalization Pension Plan (Flowserve Equalization Plan) or the BW/IP International Supplemental Executive Retirement Plan (BW/IP SERP).

  (h)
  "Qualified Plan" means the Flowserve Corporation Pension Plan, as amended from time to time, or any successor to this Plan, and any other qualified pension plan that may be designated by the Committee.

        Any other term used in this Plan which is defined in the Qualified Plan shall have the meaning set forth therein.

ARTICLE III—PARTICIPATION

        3.1.    Participation.    An employee shall become a participant as of the first day of the calendar month coincident with or next following the date he first becomes an Eligible Executive, provided that he remains a member of the select group of officers for whom this Plan is designed.

ARTICLE IV—BENEFITS FOR ELIGIBLE EXECUTIVE

        4.1    Eligibility.    An Eligible Executive or the beneficiary of an Eligible Executive who is paid a benefit under the Qualified Plan commencing after the Effective Date shall be eligible to receive benefits under this Plan; provided, however, the Company may in its discretion restrict on a prospective basis the classification of persons who are eligible to receive benefits under this Plan.

        4.2    Amount of Benefits.    Each Eligible Executive shall have a cash balance account. The cash balance account is a bookkeeping account that the company uses to record an Eligible Executive's opening cash balance account, contribution credits and interest credits earned under the Plan and is not in an actual account having Plan assets allocated to it.

  (a)
  Contribution Credits. The Company adds annual contribution credits equal to 5% of Compensation.

  (b)
  Interest Credits. The Company adds interest credits based upon the Eligible Executives beginning of quarter cash balance account plus 50% of Company contribution credits for the quarter at the interest rate for interest credits under the Qualified Plan.

        4.3    Transitional Benefit.    For each Eligible Executive, who is in employment and eligible to participate in the Plan on July 1, 1999, an opening cash balance account shall be determined as follows:

  (a)
  Eligible Executives with at least eighty (80) "age and credited service" points (as defined under the Qualified Plan, who were participating in a Predecessor Plan on July 1, 1999, shall have an opening cash balance account structured to provide a total projected age sixty-two (62) benefit approximately equal to the benefit from the Predecessor Plan, assuming actual bonus is 100% of target.

  (b)
  Eligible Executives who were not in a defined benefit plan on July 1, 1999, shall have an opening cash balance account equal to 5% of 1998 compensation times years of service with the Company (including BW/IP, Inc. and Durco International, Inc.) for each year as an executive officer of the Company.

  (c)
  Eligible Executives who commence participation in the Plan after July 1, 1999, shall have an opening cash balance account equal to 5% of current Compensation times years of service with the Company (including BW/IP, Inc. and Durco International, Inc.).

        4.4    Commencement and Form.    Subject to the provisions of this Article IV and Committee approval, an Eligible Executive may elect to commence benefits in any month following the month in which his employment terminates. The form, manner and duration of any benefits paid to an Eligible Executive under this Plan shall be in the same form, manner and duration as benefits are paid under the Qualified Plan, and any elections made under the Qualified Plan shall be binding as to any optional provisions hereunder, including any election of an Eligible Executive in favor of an early retirement pension or vested deferred retirement pension. Any election by the Eligible Executive to change the above described method of payment, or any change in any such election, may be made only with the consent of the Committee or with the consent of an individual or committee designated by the Committee to review and rule upon requests for such consent.

        Notwithstanding the above, the Committee (or its delegate), in its sole discretion, may determine that benefits will be paid to an Eligible Executive or a beneficiary in a form other than as selected by the Eligible Executive on his election form. A change in the form of payment will be effective only if the Committee (or its delegate) notified the Eligible Executive or beneficiary of its action before it is effective. No change in the form of benefit payment may be made under this provision on or after a Change in Control of the Company, unless the Eligible Executive or beneficiary consents.

        The total benefit payable under this Plan shall be offset by the cash value of any life insurance due to the Eligible Executive Manager under the Agreement for Secured Benefit Plan and Collateral Assignment.

        4.5    Change in Control.    Notwithstanding the requirements for vesting under the Qualified Plan, in the event of a Change in Control, the Eligible Executive shall immediately be fully vested in his benefit under the Plan.

ARTICLE V—VESTING

        The cash balance account of each Eligible Executive shall vest at the rate of 20% for each of the first five (5) years of participation in the Plan as an executive officer after July 1, 1999.

ARTICLE VI—ADMINISTRATION

        6.1    Administration.    The Committee shall be responsible for the general administration of the Plan and the carrying out of the provisions thereof, and shall have all rights and powers required in connection therewith, including the right to establish rules for the administration of the Plan and the methods to be used in calculating benefits. Prior to a "Change of Control" as defined in Section 2.1(b), the Committee's decisions regarding the Plan's administration shall be final, nonappealable and binding in the absence of bad faith or gross negligence on the part of the Committee.

        6.2    Application for Benefits.    The Committee shall determine an Eligible Executive or beneficiary's eligibility for benefits. Each Eligible Executive or beneficiary claiming a benefit under the Plan shall complete an application form and file it with the Committee or an administrator designated by the Committee. The Committee shall take action on all applications for benefits within ninety (90) days of receipt. If an application is approved, the Committee shall determine, or cause to be determined, the applicant's benefits under the Plan.

        6.3    Claims Procedure.    If an application for benefits is denied or benefits are forfeited, in whole or in part, the following claims procedure shall be applicable:

  (a)
  The Committee will provide the claimant with a written notice of denial, setting forth (i) an explanation as to why the claim was denied or benefit forfeited, (ii) the provisions of the Plan upon which the denial or forfeiture was based, and (iii) an explanation of the Plan's claims procedure. If the Committee does not deny a claim on its merits, but rejects the application for failure to furnish certain necessary material or information, the written notice to the claimant will explain what additional material is needed and why, and advise the claimant that he may refile a proper application.

  (b)
  Within sixty (60) days after the receipt of the Committee's notice of denial or forfeiture, the claimant may file a written notice of appeal of the denial or forfeiture of benefits with the Committee. In addition, within such appeal period, the claimant may review pertinent documents at such reasonable times and places as the Committee may specify and may submit any additional written material pertinent to the appeal not set forth in the Committee, and the claimant shall be entitled to appear before the Committee to present his claim.

  (c)
  The Committee will make a written decision on the appeal not later than sixty (60) days after its receipt of the notice of appeal, unless special circumstances require an extension of time, in which case a decision will be given as soon as possible, but not later than one hundred-twenty (120) days after receipt of the notice of appeal. The decision on the appeal will be in writing and shall include specific reasons for the decision, making specific reference to the provisions of the Plan upon which the decision was based.

        In the event the Committee fails to take any action on the claimant's initial application for benefits within ninety (90) days after receipt, the application will be deemed denied, and the applicant's appeal rights under this Section 6.3 will be in effect as of the end of such period.

ARTICLE VII—FINANCING

        7.1    Financing of Benefits.    No Eligible Executive shall be required or permitted to make any contribution under the Plan.

        The Company may provide security for payment of benefits using executive-owned life insurance (premiums paid by the Company) or any other method approved by the Committee for this purpose. As an alternative to and notwithstanding the above, the Company may elect to pay such benefits directly to an Eligible Executive, subject to the approval of the Committee. For an Eligible Executive terminating employment as a result of a Change in Control, vested benefits shall be funded in such manner as shall be determined by the Committee.

ARTICLE VIII—GENERAL PROVISIONS

        8.1    Non-Alienation of Benefits.    No benefit which shall be payable under this Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, garnishment, encumbrance, or charge by an Eligible Executive, beneficiary or survivor or anyone claiming under any of them except pursuant to a "Qualified Domestic Relations Order", as such term is defined under ERISA. If an Eligible Executive, beneficiary or survivor or anyone claiming under any of them shall attempt to or shall subject in any manner any benefit which shall be payable under this Plan to anticipation, alienation, sale, transfer, assignment, pledge, garnishment, encumbrance, or charge, his interest in any such benefit shall terminate and the Committee shall hold or apply it to or for the benefit of such person, his spouse, children or other dependents, or any of them as the Committee may decide.

        8.2    Incompetency.    Every person receiving or claiming benefits under the Plan shall be conclusively presumed to be mentally competent and of age until the Committee receives written notice, in a form and manner acceptable to it, that such person is incompetent, and that a guardian, conservator, statutory committee, or other person legally vested with the care of his estate has been appointed. In the event that the Committee finds that any person to whom a benefit is payable under the Plan is unable to properly care for his affairs, then any payment due (unless a prior claim therefore shall have been made by a duly appointed legal representative) may be paid to the spouse, a child, a parent, or a brother or sister, or to any person deemed by the Committee to have incurred expense for such person otherwise entitled to payment.

        In the event a guardian or conservator or statutory committee of the estate of any person receiving or claiming benefits under the Plan shall be appointed by a court of competent jurisdiction, payments shall be made to such guardian or conservator or statutory committee, provided that proper proof of appointment is furnished in a form and manner suitable to the Committee. Any payment made under the provision of this Section 8.2 shall be a complete discharge of liability therefore under the Plan.

        8.3    Employment Rights.    The establishment of the Plan shall not be construed as conferring any legal rights upon any Eligible Executive or any other person for a continuation of employment, nor shall it interfere with the rights of the Company to discharge any person or to treat him without regard to the effect which such treatment might have upon him as a person covered by this Plan.

        8.4    Notices.    Any notice required or permitted to be given hereunder to an Eligible Executive or spouse will be properly given if delivered or mailed, postage prepaid, to the Eligible Executive or beneficiary at the last post office address as shown on the Company's records. Any notice to the Company shall be properly given or filed if delivered or mailed, postage prepaid, to the Corporate Secretary of the Company at its principal place of business.

        8.5    Waiver of Notice.    Any notice required hereunder may be waived by the person entitled thereto.

        8.6    Action by Company.    Any action required or permitted to be taken hereunder by the Company shall be taken by the Committee, or by any person or persons or committee otherwise authorized by its Board of Directors.

        8.7    Uniform Rules.    In administrating the Plan, the Committee will apply uniform rules to all Eligible Executives similarly situated.

        8.8    Notice of Address.    Any payment to an Eligible Executive, or in case of his death to his beneficiary or survivor, at the last known post office address of the distributee on file with the Company, shall constitute a complete acquittance and discharge to the Company with respect thereto unless the Company shall have received prior written notice of any change in the condition, status or location of the distributee. The Company shall have no duty or obligation to search for or ascertain the whereabouts of any Eligible Executive or his spouse.

        8.9    Record.    The records of the Company with respect to the Plan shall be conclusive on all Eligible Executives, beneficiaries and survivors, and all other persons whomsoever.

        8.10    No Individual Liability.    It is declared to be the express purpose and intention of the Plan that no liability whatever shall attach to or be incurred by the shareholders, officers, or directors of the Company, or any representatives appointed hereunder by the Company, under or by reason of any of the terms or conditions of the Plan.

        8.11    Illegality of Particular Provision.    If any particular provision of this Plan shall be found to be illegal or unenforceable, such provision shall not affect the other provisions thereof, but the Plan shall be construed in all respects as if such invalid provision were omitted.

ARTICLE IX—AMENDMENT AND TERMINATION

        9.1    Amendment and Termination.    The Company expects the Plan to be permanent, but since future conditions affecting the Company cannot be anticipated or foreseen, the Company must necessarily and does hereby reserve the right to amend or terminate the Plan at any time by action of its Board of Directors.

        9.2    Contingencies Affecting the Company.    In the event of a merger or consolidation of the Company, or the transfer of substantially all of the assets of the Company to another corporation, such successor corporation shall be substituted for the Company under the terms and provisions of the Plan.

        9.3    Protected Benefits.    If the Plan is amended or terminated, the full benefits payable to each retired Eligible Executive, beneficiary or survivor shall not be reduced. An Eligible Executive who is in active service at the time of Plan amendment or termination shall be entitled to no less than the benefits he has accrued under the Plan to the date of such amendment or termination. The time and manner of payment of benefits subsequent to such date shall remain subject to the terms and conditions of the Plan, as they may have been amended, except that any Eligible Executive, beneficiary or survivor covered by or receiving benefits from the Plan as of such date may elect to have the provisions in effect prior to their amendment apply to him. Subject to the foregoing provision, the Eligible Executive shall have a contractual right to all benefits applicable to him under the Plan. In the event that an Eligible Executive brings a legal action after a "Change of Control" as defined in Section 2.1(b) to enforce any of his rights hereunder, the Company shall reimburse the eligible Executive for his legal fees and expenses in bringing such action unless it is judicially determined that such action was frivolous or brought in bad faith.

ARTICLE X—APPLICABLE LAW

        10.1    Applicable Law.    The Plan shall be governed by and construed according to the law of the State of Texas.

        IN WITNESS WHEREOF, Flowserve Corporation has caused this instrument to be executed by its duly authorized officer, this 10th day of January, 2003.

FLOWSERVE CORPORATION
By:	/s/ Ronald F. Shuff Ronald F. Shuff Vice President, Secretary and General Counsel

QuickLinks

  EXHIBIT 10.53
FLOWSERVE CORPORATION SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
ARTICLE I—PURPOSE
ARTICLE II—DEFINITIONS
ARTICLE III—PARTICIPATION
ARTICLE IV—BENEFITS FOR ELIGIBLE EXECUTIVE
ARTICLE V—VESTING
ARTICLE VI—ADMINISTRATION
ARTICLE VII—FINANCING
ARTICLE VIII—GENERAL PROVISIONS
ARTICLE IX—AMENDMENT AND TERMINATION
ARTICLE X—APPLICABLE LAW